================================================================================
                                                                     Exhibit 4.2


                                CREDIT AGREEMENT

                                     AMONG

                           ALCO STANDARD CORPORATION,

                          CERTAIN OF ITS SUBSIDIARIES,

                                 VARIOUS BANKS

                                      AND

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                    AS AGENT

                       __________________________________

                          Dated as of August 30, 1996

                       __________________________________



================================================================================

                               TABLE OF CONTENTS
                               -----------------





                                                                                                                 Page
                                                                                                                 ----
SECTION 1.                               Definitions and Accounting Terms......................................   1
                                   1.01  Defined Terms.........................................................   1

SECTION 2.                               Amount and Terms of Credit............................................  11
                                   2.01  The Commitments.......................................................  11
                                   2.02  Minimum Amount of Each Borrowing......................................  11
                                   2.03  Notice of Borrowing...................................................  11
                                   2.04  Disbursement of Funds.................................................  12
                                   2.05  Notes.................................................................  13
                                   2.06  Pro Rata Borrowings...................................................  13
                                   2.07  Interest..............................................................  14
                                   2.08  Interest Periods; Terms...............................................  14
                                   2.09  Increased Costs, Illegality, etc......................................  16
                                   2.10  Compensation..........................................................  18
                                   2.11  Change of Lending Office..............................................  19
                                   2.12  Replacement of Banks..................................................  19

SECTION 3.                               Fees; Reductions of Commitment........................................  20
                                   3.01  Fees..................................................................  20
                                   3.02  Voluntary Termination or Reduction of Unutilized Commitments..........  21
                                   3.03  Mandatory Reduction of Commitments....................................  21

SECTION 4.                               Prepayments; Payments; Taxes..........................................  21
                                   4.01  Voluntary Prepayments.................................................  21
                                   4.02  Mandatory Repayments and
                                         Commitment Reductions.................................................  21
                                   4.03  Method and Place of Payment...........................................  23
                                   4.04  Net Payments..........................................................  23

SECTION 5.                               Conditions Precedent to Loans.........................................  24
                                   5.01  Opinion of Counsel....................................................  24
                                   5.02  Corporate Documents...................................................  24
                                   5.03  Adverse Change, etc...................................................  24
                                   5.04  Litigation............................................................  25
                                   5.05  Fees, etc.............................................................  25
                                   5.06  Borrowing Subsidiaries................................................  25

SECTION 6.                               Conditions Precedent to All Credit Events.............................  25
                                   6.01  No Default; Representations and Warranties............................  25
                                   6.02  Notice of Borrowing...................................................  26

SECTION 7.                               Representations, Warranties and Agreements............................  26
                                   7.01  Organization and Good Standing........................................  26
                                   7.02  Corporate Power and Authority.........................................  27
                                   7.03  Validity of Agreement and Notes.......................................  27
                                   7.04  Litigation............................................................  27
                                   7.05  Financial Statements..................................................  27
                                   7.06  ERISA.................................................................  28
                                   7.07  Regulations G, T, U and X.............................................  28
                                   7.08  Compliance with Laws..................................................  29
                                   7.09  Taxes and Assessments.................................................  29
                                   7.10  Investment Company; Public Utility Company............................  29
                                   7.11  Environmental Matters.................................................  29
                                   7.12  Liens.................................................................  30
                                   7.13  Disclosure Generally..................................................  30
                                   7.14  Ownership of Borrowing Subsidiaries...................................  30

SECTION 8.                               Covenants.............................................................  30
                                   8.01  Financial Statements and Information..................................  30
                                   8.02  Funded Debt to Capitalization.........................................  32
                                   8.03  Subsidiaries' Debt....................................................  32
                                   8.04  Sale of Assets........................................................  32
                                   8.05  Mergers and Acquisitions..............................................  33
                                   8.06  Negative Pledge.......................................................  33
                                   8.07  Sale, Discount of Receivables; Sale, Leaseback Transactions...........  34
                                   8.08  Regulations G, T, U and X.............................................  35
                                   8.09  Corporate Existence...................................................  35
                                   8.10  Books and Records.....................................................  35
                                   8.11  Insurance.............................................................  35
                                   8.12  Litigation; Event of Default..........................................  35
                                   8.13  Taxes.................................................................  35
                                   8.14  Compliance with Laws..................................................  36
                                   8.15  Employee Benefit Plans................................................  36
                                   8.16  Continued Ownership of each Borrowing Subsidiary......................  36



SECTION 9.                               Events of Default and Acceleration....................................  37
                                   9.01  Events of Default.....................................................  37
                                   9.02  Acceleration by Reason of Default.....................................  39

SECTION 10.                              The Agent.............................................................  39
                                  10.01  Appointment...........................................................  39
                                  10.02  Nature of Duties......................................................  40
                                  10.03  Lack of Reliance on the Agent.........................................  40
                                  10.04  Certain Rights of the Agent...........................................  40
                                  10.05  Reliance..............................................................  41
                                  10.06  Indemnification.......................................................  41
                                  10.07  The Agent in its Individual Capacity..................................  41
                                  10.08  Holders...............................................................  41
                                  10.09  Resignation by the Agent..............................................  42

SECTION 11.                              Guaranty..............................................................  42
                                  11.01  The Guaranty..........................................................  42
                                  11.02  Bankruptcy............................................................  43
                                  11.03  Nature of Liability...................................................  43
                                  11.04  Independent Obligation................................................  43
                                  11.05  Subordination.........................................................  43
                                  11.06  Waiver................................................................  44
                                  11.07  Banks' Rights.........................................................  44
                                  11.08  Guaranty Absolute.....................................................  45
                                  11.09  Guaranty Continuing...................................................  45
                                  11.10  Binding Nature of Guaranty............................................  45
                                  11.11  Limitation on Enforcement.............................................  45

SECTION 12.                              Miscellaneous.........................................................  46
                                  12.01  Payment of Expenses, etc..............................................  46
                                  12.02  Right of Setoff.......................................................  47
                                  12.03  Notices...............................................................  47
                                  12.04  Benefit of Agreement..................................................  47
                                  12.05  No Waiver; Remedies Cumulative........................................  49
                                  12.06  Payments Pro Rata.....................................................  49
                                  12.07  Calculations; Computations............................................  49
                                  12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                                         WAIVER OF JURY TRIAL..................................................  50
                                  12.09  Counterparts..........................................................  51
                                  12.10  Effectiveness.........................................................  51
                                  12.11  Headings Descriptive..................................................  51
                                  12.12  Amendment or Waiver; etc..............................................  51
                                  12.13  Survival..............................................................  52
                                  12.14  Domicile of Loans.....................................................  52
                                  12.15  Judgment Currency.....................................................  53

SCHEDULE I     Commitments
SCHEDULE II    Schedule of Litigation
SCHEDULE III   Schedule of Liens

EXHIBIT A      Notice of Borrowing
EXHIBIT B      Form of Company Note
EXHIBIT C      Form of Borrower Subsidiary Note
EXHIBIT D      Form of Opinion of Company Counsel
EXHIBIT E      Form of Secretary's Certificate
EXHIBIT F      Form of Borrowing Subsidiary Agreement
EXHIBIT G      Form of Assignment and Assumption Agreement

          CREDIT AGREEMENT, dated as of August 30, 1996, among ALCO STANDARD CORPORATION, an Ohio corporation (the "Company"), certain subsidiaries of the Company, DEUTSCHE BANK AG, NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH and the various lending institutions as are or may become parties from time to time hereto (each, a "Bank" and collectively, the "Banks") and DEUTSCHE BANK AG, acting through its New York Branch, as agent for the Banks under this Agreement (the "Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -


          WHEREAS, subject to the terms and conditions set forth herein, the Banks are willing to make available to the Borrowers the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:


          SECTION 1.  Definitions and Accounting Terms.
                      --------------------------------

          1.01 Defined Terms.  As used in this Agreement, the following terms
               -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall have the meaning set forth in the first paragraph of this Agreement, and shall include any successor to the Agent appointed pursuant to Section 10.09.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

          "Bank" shall have the meaning provided in the first paragraph of this Agreement, as well as any Person which becomes a "Bank" hereunder pursuant to 12.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or (ii) a Bank having notified in writing a Borrower and/or the Agent that it does not intend to comply with its obligations under Sections 2.01 or 2.04.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto, or any similar Federal, state or foreign law for the relief of debtors.

          "Borrower" shall mean the Company and any Borrowing Subsidiary.

          "Borrowing" shall mean a borrowing hereunder consisting of Loans made to the Borrower by the Banks on any Borrowing Date.

          "Borrowing Date" shall mean the date on which a borrowing of Loans here under occurs.

          "Borrowing Subsidiary" shall mean each Subsidiary of the Company accept able to the Agent that has executed a Borrowing Subsidiary Agreement.

          "Borrowing Subsidiary Agreement" shall mean that agreement executed pur suant to Section 5.06 substantially in the form of Exhibit F hereto.

          "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any U.S. Dollar Loan, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in U.S. Dollar deposits in the London inter bank Eurodollar market and (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Loan the Loan Currency of which is not the U.S. Dollar, any day which is a Business Day described in clause (i) above and which is also (x) any day except a day which, in the primary trading market for the Loan Currency, shall be a legal holiday or a day on which banking institutions are authorized by law or other government action to close and (y) a day for trading by and between banks in Loan Currency deposits in the interbank market.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as the same
                                                            -- ----
may be amended from time to time.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Commitment" shall mean, with respect to any Bank at any time, the amount set forth opposite such Bank's name in Schedule I hereto under the caption "Commitment," as such Schedule may be amended from time to time pursuant to Section 12.04(b) or reduced pursuant to Section 3.02, 3.03, 4.02 or 9.01.

          "Consolidated Net Worth" shall mean, at any time, all amounts which would be included under shareholders' equity on a consolidated balance sheet of the Company and its Consolidated Subsidiaries at such time, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

          "Contingent Liabilities" shall mean letters of credit (excluding commercial documentary letters of credit), unconditional guaranties to banks or other lenders of indebtedness of another person or entity, and liabilities associated with interest rate hedging agreements, provided, however, that
                                                  --------  -------
Contingent Liabilities shall not be deemed to include any recorded liability provided for on the Company's consolidated balance sheet.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and each Borrowing Subsidiary Agreement.

          "Credit Event" shall mean the making of any Loan.

          "Debt" shall mean (i) Funded Debt and (ii) any portions of notes payable and capital lease obligations which are classified as current liabilities.

              "DBNY" shall mean Deutsche Bank AG, New York Branch.
              ----------------------------------------------------

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Effective Date" shall have the meaning provided in Section 12.10.

          "Eligible Transferee" shall mean and include any commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

          "Employment Benefit Plan" shall have the meaning provided in Section 7.06.

          "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, legally binding written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)
                        -- ----
2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking
     -- ----                                        -- ----
Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.
                              -- ----
(S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of
         -- ----
1986, 42 U.S.C. (S) 11001 et seq., the Hazardous Material Transportation Act, 49
                          -- ----
U.S.C. (S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C.
                -- ----
(S) 651 et seq.; and any state and local or foreign counterparts or equivalents,
        -- ----
in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued there under. Section references to ERISA are to ERISA, as in effect at the date of this

Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall have the meaning provided in Section 7.06.

          "Eurocurrency Loan" shall mean each Loan designated as such by the applicable Borrower at the time of the incurrence thereof.

          "Eurocurrency Rate" shall mean, with respect to any Eurocurrency Loan, the sum of (a) the LIBOR Rate for such Loan and (b) 0.20%.

          "Event of Default" shall have the meaning provided in Section 9.

          "Facility Fee" shall have the meaning set forth in Section 3.01(a) hereof.

          "Federal Funds Rate" shall mean for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent on such day from three federal funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Finance Leasing Subsidiaries" shall mean IKON Capital, Inc., a Delaware corporation, IKON Capital Inc., a Canadian corporation, and IKON Capital, PLC, an English company, and their respective successor corporations, and such additional Subsidiaries whose primary business is the leasing of products distributed by the Company and its Subsidiaries.

          "Funded Debt" shall mean any obligation payable more than one year from the date of the creation thereof which under GAAP is shown on the consolidated balance sheet as a liability (excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute obligations for borrowed money) and including, without limitation, the portion of any such obligation properly classified as a current liability and capitalized leases.

          "Funds Rate" shall mean the rate at which the Agent, in its sole discretion, can acquire the applicable Loan Currency in the primary trading market for such Loan

Currency from such funding sources as the Agent in its sole discretion may deem appropriate, through brokers of recognized standing, for a period and in an amount comparable to the period and amount for which interest is being calculated, provided that for loans in U.S. Dollars, the Funds Rate will be the Federal Funds Rate.

          "GAAP" shall have the meaning provided in Section 12.07.

          "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formal dehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified pur chase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar
                                                ----
obligations, (vi) all obligations of such Person guaranteeing or intending to guarantee any Indebtedness of the types described in clause (i) of this definition and (vii) all amounts payable by such Person under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement.

          "Initial Borrowing Date" shall mean, with respect to any Borrower, the date occurring on or after the Effective Date on which the initial borrowing of Loans by such Borrower hereunder occurs.

          "Interest Determination Date" shall mean, with respect to any Eurocurrency Loan, the second Business Day prior to the commencement of the Interest Period for such Loan.

          "Interest Period" shall have the meaning provided in Section 2.08.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Judgment Currency" shall have the meaning provided in Section 12.15.

              "Leaseholds" of any Person means all the right, title and interest
              ------------------------------------------------------------------
of such Person as lessee or licensee in, to and under leases or licenses of
---------------------------------------------------------------------------
land, improvements and/or fixtures.
-----------------------------------

          "LIBOR Rate" shall mean, with respect to the Interest Period for any Eurocurrency Loan in any Loan Currency, the rate of interest per annum that the Agent would offer to major banks in the London interbank market for deposits in such Loan Currency for such Interest Period and in an amount approximately equal to the amount of such Loan at or about 11:00 a.m. (New York time) on the second Business Day prior to the commencement of such Interest Period.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean an extension of credit by the Banks to a Borrower under Section 2, and may be a Quoted Rate Loan or a Eurocurrency Loan (each a "Type" of Loan).

          "Loan Currency" shall mean the currency acceptable to the Agent in which any applicable Loan is made.

          "Majority Banks" shall mean the Banks whose Commitments under this Agreement aggregate greater than 50% of the Total Commitments.

          "Material Adverse Effect" shall mean, with respect to any Borrower, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of such Borrower or such Borrower and its Subsidiaries taken as a whole.

          "Maturity Date" shall mean August 30, 1999.

          "Minimum Borrowing Amount" shall mean U.S. $500,000 or the U.S. Dollar Equivalent of such amount in the Loan Currency.

          "Multiemployer Plan" shall have the meaning provided in Section 7.06.

          "Note" shall mean each of the notes executed pursuant to Section 2.05 hereof.

          "Notice of Borrowing" shall mean each telephonic notice of borrowing given pursuant to Section 2.03(a) and each written notice of borrowing given pursuant to Section 2.03(b).

          "Notice Office" shall mean the office of the Agent located at 31 West 52nd Street, New York, New York 10019, Attention: Syndications Department, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Banks pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Payment Office" shall mean the office of the Agent located at 31 West 52nd Street, New York, New York 10019 or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Pension Plan" shall have the meaning provided in Section 7.06.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate in the applicable Loan Currency, the Prime Lending Rate to change when and as such prime lending rate changes. Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Quoted Rate" shall mean the rate at which the Agent, in its sole discretion, offers to lend to the applicable Borrower the applicable Loan Currency in the amount and for such period such Borrower selects pursuant to Sections 2.03 hereof, provided that, the Quoted Rate for Loans denominated in U.S. Dollars shall mean the Prime Lending Rate.

          "Quoted Rate Loan" shall mean each loan designated as such by the applicable Borrower at the time of the incurrence thereof.

          "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., as the same may be amended from time to time.
                -- ----

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recomputation Date" shall have the meaning provided in Section
4.02(a).

              "Regulation D" shall mean Regulation D of the Board of Governors
              ----------------------------------------------------------------
of the Federal Reserve System as from time to time in effect and any successor
------------------------------------------------------------------------------
to all or a portion thereof establishing reserve requirements.
--------------------------------------------------------------

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Required Banks" shall mean non-Defaulting Banks, the sum of whose Commitments represent an amount equal to or greater than 66-2/3% of the sum of the Total Commitments.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Securitization" means the transfer or pledge of assets or interests in assets to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part by the issuance of instruments or securities that are paid principally from the cash flow derived from such assets or interests in assets.

          "Significant Subsidiary" shall mean a Subsidiary which is a "significant subsidiary" as defined in Section 210.1-02(v) of Regulation S-X of the Securities and Exchange Commission, 17 C.F.R. Part 210, as in effect on the date hereof.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Total Commitments" shall mean the aggregate of all of the Commitments of all of the Banks.

          "Type" shall have the meaning specified in the definition of "Loan".

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Pension Liabilities" shall have the meaning provided in
Section 7.06.

          "United States" and "U.S." shall each mean the United States of America.

          "Unrecognized Retiree Welfare Liability" shall have the meaning provided in Section 7.06.

          "Unutilized Loan Commitment", with respect to any Bank, at any time shall mean such Bank's Commitment at such time less the U.S. Dollar Equivalent of the aggregate outstanding principal amount of Loans made by the Bank under this Agreement.

          "U.S. Dollar" or "U.S.$" shall mean freely transferable lawful money of the United States.

          "U.S. Dollar Equivalent" of any amount of any currency on any date shall mean the equivalent amount in U.S. Dollars, after giving effect to a conversion of such amount of such currency to U.S. Dollars at the buy spot rate quoted for wholesale transactions by DBNY at approximately 11:00 A.M. (New York time) on such date in accordance with its normal practice.


          SECTION 2.  Amount and Terms of Credit.
                      --------------------------

          2.01 The Commitments.  Subject to and upon the terms and conditions
               ---------------
set forth herein, each Bank severally agrees, at any time and from time to time on and after the Effective Date and prior to the Maturity Date, to make a Loan or Loans to each Borrower, which Loans (a) shall at the option of the Borrower be Quoted Rate Loans or Eurocurrency Loans, (b) shall bear interest (i) in the case of Eurocurrency Loans at the Eurocurrency Rate and (ii) in the case of Quoted Rate Loans at the Quoted Rate, (c) shall be denominated in the applicable Loan Currency and (d) may be repaid and reborrowed in accordance with the provisions hereof. In no event shall a Bank be obligated to make a Loan hereunder on any Borrowing Date if, on such Borrowing Date after giving effect thereto, (A) the U.S. Dollar Equivalent of such Bank's Loans outstanding on such Borrowing Date would exceed its Commitment or (B) the U.S. Dollar Equivalent of the aggregate Loans outstanding on such Borrowing Date would exceed the Total Commitments.

          2.02 Minimum Amount of Each Borrowing.  The aggregate principal amount
               --------------------------------
of each Borrowing shall (a) not be less than the Minimum Borrowing Amount and
(b) be in round lot currency multiples reasonably acceptable to the Agent.

          2.03 Notice of Borrowing.  (a)  Whenever a Borrower desires to make a
               -------------------
Borrowing hereunder, it shall give the Agent at its Notice Office by telephone a Notice of Borrowing (i) in the case of a Quoted Rate Loan not later than 10:00 a.m. (New York time) on the day before such Loan is to be made and (ii) in the case of a Eurocurrency Loan at least three Business Days prior to the proposed date of Borrowing, which shall be a Business Day; provided that any such Notice
                                                  --------
of Borrowing in respect of a Borrowing shall be deemed to have been given on a certain day only if given before 12:00 noon (New York time) on such day. Each such Notice of Borrowing, except as otherwise expressly provided in Section 2.09, shall be irrevocable and shall specify the Type of Loan to be made pursuant to such Borrowing, the aggregate principal amount of such Loan, the date of such Borrowing (which shall be a Business Day), the Loan Currency and, in the case of a Eurocurrency Loan, the duration of the Interest Period applicable thereto and, in the case of a Quoted Rate Loan, the term of such Loan. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof, and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) Notwithstanding anything to the contrary provided in Section 2.03(a), the Agent may, at any time, request a Borrower to promptly confirm in writing any tele phonic notice given by such Borrower pursuant to Section 2.03(a). Each such confirmation shall be irrevocable and shall be given by such Borrower in the form of Exhibit A hereto appropriately completed to specify the same information required pursuant to Section 2.03(a).

          (c) Without in any way limiting the obligation of a Borrower to confirm in writing any telephonic notice permitted to be given hereunder following a request by the Agent pursuant to Section 2.03(b), the Agent may act without liability upon the basis of a telephonic Notice of Borrowing, believed by the Agent in good faith to be from the chair man, the president, the vice president/finance, the treasurer, any assistant treasurer or the controller of such Borrower (or any other officer of such Borrower designated in writing to the Agent by the chairman, the president, the vice president/finance or the controller as being authorized to give such a Notice of Borrowing under this Agreement) prior to receipt of written confirmation. In each such case, such Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic Notice of Borrowing absent manifest error.

          2.04 Disbursement of Funds.  No later than 12:00 noon (New York time)
               ---------------------
on the date specified in each Notice of Borrowing, each Bank will make available its pro rata portion of each such Borrowing requested to be made on such date.
    --- ----
Each Bank shall make its pro rata portion of each such Borrowing available in
                         --- ----
the Loan Currency and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the applicable Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's pro rata portion of any Borrowing to be made on such date, the Agent may
       --- ----
assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to such Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the applicable Borrower, and such Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or such Bor rower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the applicable Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, the overnight Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 2.07 (it being understood that if such Borrower pays such interest to the Agent, no interest on such amount shall be payable by such Borrower to the respective Bank). Nothing in this Section 2.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          2.05 Notes.  (a)  Each Borrower's obligation to pay the principal of,
               -----
and interest on, the Loans made by a Bank to such Borrower shall be evidenced by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit B hereto, in the case of the Company, and Exhibit C hereto, in the case of a Borrowing Subsidiary, with blanks appropriately completed in conformity herewith (each a "Note" and, collectively, the "Notes").

          (b) Each Note issued to each Bank shall (i) be executed by the applicable Borrower, (ii) be payable to the order of such Bank and be dated the Effective Date, in the case of the Company, and the Initial Borrowing Date, in the case of a Borrowing Subsidiary, (iii) be in a stated principal amount equal to the amount of the applicable Loan, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 2.07, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) Each Bank will note on its internal records and on each Note the amount of each Loan made by it and each payment in respect thereof. Failure to make any such notation shall not, however, affect the Borrower's or the Company's obligations in respect of any Loan.

          2.06 Pro Rata Borrowings.  All Borrowings of Loans under this
               -------------------
Agreement shall be incurred from the Banks pro rata on the basis of their
                                           --- ----
Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

          2.07  Interest. (a)  Each Borrower shall pay interest in respect of
                --------
the unpaid principal amount of each Quoted Rate Loan to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to the Quoted Rate in effect from time to time. Each Borrower shall pay interest in respect of the unpaid principal amount of each Eurocurrency Loan from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum equal to the Eurocurrency Rate.

          (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is 2% in excess of the rate of interest then borne by such Loans, in each case with such interest to be payable on demand.

          (c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Quoted Rate Loan, on the date of any prepayment or repayment thereof (on the amount prepaid or repaid) and monthly in arrears on each monthly anniversary of the date such Quoted Rate Loan was advanced, and (ii) in respect of each Eurocurrency Loan, on the date of any prepayment or repayment thereof (on the amount prepaid or repaid), on the last day of the Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period.

          (d) On the Interest Determination Date in respect of each Eurocurrency Loan, the Agent shall determine the LIBOR Rate for the Interest Period for such Loan and shall promptly notify the applicable Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          2.08 Interest Periods; Terms.  (a)  At the time it gives any Notice of
          ---- -----------------------
Borrowing in respect of any Eurocurrency Loan, the Borrower shall have the right to elect, by giving the Agent written notice thereof, the interest period (each, an "Interest Period") applicable to such Eurocurrency Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three, six or twelve-month period, provided that with respect to any such Loan:
                     --------

             (i) if the Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall, subject to clause (iv) below, end on the last Business Day of such calendar month;

             (ii) if the Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if the Interest Period
                              --------  -------
     would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

             (iii) no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

             (iv) no Interest Period shall be selected which extends beyond the Maturity Date; and

             (v) no Interest Period shall be selected which extends beyond any date upon which a mandatory repayment of such Loan will be required to be made under Section 4.02(b) if the aggregate principal amount of Loans which have Interest Periods or terms which will expire after such date will be in excess of the aggregate principal amount of Loans then outstanding less the aggregate amount of such required prepayment.

     (b) At the time it gives any Notice of Borrowing in respect of any Quoted Rate Loan, the Borrower shall have the right to elect, by giving the Agent written notice thereof, the term applicable to such Quoted Rate Loan, provided
                                                                      --------
that with respect to any such Loan:

          (i) if the term of such Quoted Rate Loan would otherwise expire on a day which is not a Business Day, such term shall expire on the next succeeding Business Day;

          (ii) no term may be selected at any time when a Default or Event of Default is then in existence;

          (iii) no term shall be selected which extends beyond the Maturity Date; and

          (iv) no term shall be selected which extends beyond any date upon which a mandatory repayment of such Loan will be required to be made under
     Section 4.02(b) if the aggregate principal amount of Loans which have Interest Periods or terms which will expire after such date will be in excess of the aggregate principal amount of Loans then outstanding less the aggregate amount of such required prepayment.

          2.09  Increased Costs, Illegality, etc.  (a)  In the event that any
                ---------------------------------
Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

               (i) on the Interest Determination Date in respect of any Loan that, by reason of any changes arising after the date of this Agreement affecting the inter bank Eurodollar market or the applicable Loan Currency, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

               (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Loan because of (x) any change since the date of this Agreement in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the enactment of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or deter mined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a); or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent covered by Section 2.09(c) and/or (y) other circumstances since the date of this Agreement affecting such Bank or the interbank Eurodollar market or the applicable eurocurrency market or the position of such Bank in such market; or

               (iii) at any time, that the making or continuance of any Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market or the applicable eurocurrency market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower and, except in the case of clause (i) above, to the Agent, of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, the affected Loans shall no longer be available until such time as the Agent notifies such Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing given by such Borrower with respect to such Loans which have not yet been incurred shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, such Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the applicable Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, such Borrower shall take one of the actions specified in Section 2.09(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Loan is affected by the circumstances described in Section 2.09(a)(ii) or (iii), the applicable Borrower may (and in the case of a Loan affected by the circumstances described in Section 2.09(a)(iii) shall) either (x) if the affected Loan is then being made, cancel such Borrowing by giving the Agent telephonic notice (confirmed in writing) of such cancellation on the same date that such Borrower was notified by the affected Bank or the Agent pursuant to Section 2.09(a)(ii) or (iii) or (y) if the affected Loan is then outstanding, upon at least three Business Days' written notice to the Agent, prepay such Loan, provided that, if more than one
                                               --------
Bank is affected at any time by the circumstances described in Section 2.09(a)(ii) or (iii), then all affected Banks must be treated in the same manner pursuant to this Section 2.09(b).

          (c) In the event that any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that by reason of Regulation D such Bank is required to maintain reserves in respect of Eurocurrency liabilities (as defined in Regulation D) (any such determination, for any Bank, a "Eurocurrency Reserve Event"), then such Bank shall promptly give notice (by telephone confirmed in writing) to the Borrowers and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks), and the Borrowers shall directly pay to such Bank additional interest on the unpaid principal amount of such Bank's Eurocurrency Loans throughout such Eurocurrency Reserve Event at a rate per annum which shall, during each Interest Period, be the amount by which (A) the LIBOR Rate for such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) exceeds (B) the LIBOR Rate for such Interest Period. Additional interest payable pursuant to the immediately preceding sentence shall be paid by each Borrower at the time that it is otherwise required to pay interest in respect of such Loans or, if later demanded by the Bank, promptly on demand. Each Bank agrees that, if it gives notice to the Borrowers of the existence of a Eurocurrency Reserve Event, it shall promptly notify the Borrowers of any termination thereof, at which time the Borrowers shall cease to be obligated to pay additional interest to such Bank pursuant to the first sentence of this Section 2.09(c) until such time, if any, as a subsequent Eurocurrency Reserve Event shall occur.

          (d) If at any time after the date of this Agreement any Bank determines that the enactment of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change or any change therein, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, has or will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder or has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) hereunder, then each Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to the Bank or such other corpora tion as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under
            --------
this Section 2.09(d) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.09(d), will give prompt written notice thereof to the applicable Borrower, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.09(d).

          2.10 Compensation.  Each Borrower shall compensate each Bank, upon its
               ------------
written request (which request shall set forth the basis for requesting such compensation and shall absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of any Loan does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 2.09(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or a result of an acceleration of the Loans pursuant to Section 9) of a (a) Eurocurrency Loan occurs on a date which is not the last day of the Interest Period with respect thereto, and (b) Quoted Rate Loan occurs on a date which is not on the last day of the term thereof; (iii) if any prepayment of any of its Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay any Loan when required by the terms of this Agreement or any Note held by the such Bank or (y) any election made pursuant to Section 2.09(b). Calculation of all amounts payable to a Bank under this Section 2.10 with respect to any (i) Eurocurrency Loan shall be made as though that Bank had actually funded its relevant Loan through the purchase of a Eurocurrency deposit bearing interest at the relevant Eurocurrency Rate in an amount equal to the amount of such Loan, having a maturity comparable to the relevant Interest Period, in the relevant Loan Currency and through the transfer of such Eurocurrency deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America, and (ii) Quoted Rate Loan shall be made as though that Bank had actually funded its relevant Loan at the Quoted Rate in an amount equal to the amount of such Loan, having a maturity comparable to the maturity of the relevant Loan and in the relevant Loan Currency; provided, however, that each
                                                 --------  -------
Bank may fund each of its Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.10.

          2.11 Change of Lending Office.  Each Bank agrees that on the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.09(a)(ii) or
(iii), Section 2.09(c), Sec tion 2.09(d) or Section 4.04 with respect to such Bank, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans affected by such event, provided that such
                                                     --------
designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.11 shall affect or postpone any of the obligations of the applicable Borrower or the right of any Bank provided in Sections 2.09 and 4.04.

          2.12 Replacement of Banks.  (x)  If any Bank becomes a Defaulting Bank
               --------------------
or otherwise defaults in its obligations to make Loans as provided hereunder,
(y) upon the occurrence of any event giving rise to the operation of Section 2.09(a)(ii) or (iii), Section 2.09(c), Section 2.09(d) or Section 4.04 with respect to any Bank which results in such Bank charging to the applicable Borrower increased costs in excess of those being generally charged by the other Banks, or (z) as provided in Section 12.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the applicable Borrower shall have the right, if no Default or Event of Default then exists, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") acceptable to the Agent or at the option of such Borrower, to replace only the Commitment (and outstanding pursuant thereto) of the Replaced Bank with an identical Commitment provided by the Replacement Bank, provided that (i) at the time of any
                                  --------
replacement pursuant to this Section 2.12, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 3.01 and (ii) all obligations of such Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the respective Borrowers as provided in
Section 2.05, the Replacement Bank shall become a Bank hereunder and, unless the respective Replaced Bank continues to have outstanding Loans hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Bank.

          SECTION 3.  Fees; Reductions of Commitment.
                      ------------------------------

          3.01 Fees.  (a)  The Company shall pay to the Agent for the ratable
               ----
distribution to each Bank in proportion to its Commitment a facility fee (the "Facility Fee") for the period from the Effective Date to and including the Maturity Date (or such earlier date as such Commitment shall have been terminated), computed at a rate for each day equal to 0.1% per annum of the Total Commitments. The accrued Facility Fee shall be due and payable semi-annually in arrears on March 30, 1997, on each September 30 and March 30 thereafter and on the Maturity Date or such earlier date on which the Total Commitments shall have terminated.

          (b) Each Borrower shall pay to the Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agent.

          3.02  Voluntary Termination or Reduction of Unutilized Commitments.
                ------------------------------------------------------------
Upon at least five Business Days' prior written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate or reduce ratably in part the Unutilized Loan Commitments of the Banks hereunder (which reduction shall also reduce the Total Commitments hereunder), provided that any partial reduction
                                         --------
pursuant to this Section 3.02 shall be in the amount of at least U.S. $5,000,000 and in integral multiples of U.S.$5,000,000 in excess thereof.

          3.03  Mandatory Reduction of Commitments  The Total Commitments (and
                ----------------------------------
the Commitment of each Bank) shall terminate in their entirety on the Maturity Date.


          SECTION 4.  Prepayments; Payments; Taxes.
                      ----------------------------

          4.01 Voluntary Prepayments.  Any Borrower shall have the right to
               ---------------------
prepay its Loans in whole or ratably in part on the following terms and conditions: (i) such Borrower shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing at its Notice Office by no later than 11:00 A.M. (New York time)) of its intent to prepay any Loan (x) at least one Business Day prior to prepayment in the case of a prepayment of a Quoted Rate Loan and (y) at least three Business Days prior to prepayment in the case of the prepayment of a Eurocurrency Loan, which notice shall specify the Type or Types of Loan to be prepaid, the amount of such prepayment (and, subject to clause (iv) of this Section 4.01, if more than one Type of Loan is to be prepaid, the amount of each Type of Loan to be prepaid), the Loan Currency of such Loan to be prepaid and the spec ific day on which such Loan was made; (ii) each partial prepayment shall be in an aggregate principal amount of at least U.S. $500,000 or an amount in the applicable Loan Currency, the U.S. Dollar Equivalent of which is $500,000 or more, provided that no partial prepayment of
                                         --------
Loans made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than U.S. $500,000 or an amount in the applicable Loan Currency, the U.S. Dollar Equivalent of which is $500,000 or more; (iii) concurrently with such prepayment such Borrower pays all amounts owing pursuant to Section 2.10 as a result of such prepayment; and (iv) each prepayment in respect of any Type of Loan made on the same day shall be applied pro rata among such Type of Loan.  The Agent shall promptly notify each Bank of
--- ----
each such prepayment of Loans.

          4.02 Mandatory Repayments and Commitment Reductions.  (a)  Notwith-
               ----------------------------------------------
standing any other provision of this Agreement to the contrary, if there are any Loans out standing in a Loan Currency other than U.S. Dollars, the Agent shall recompute, on and as of the last day of each calendar quarter (each such date, a "Recomputation Date"), the U.S. Dollar Equivalent of such Loans. If pursuant to such recomputations, the Agent determines that the aggregate principal amount of the U.S. Dollar-denominated Loans then outstanding plus the U.S. Dollar Equivalent of the aggregate principal amount of the non-U.S. Dollar-denominated Loans then outstanding is greater than one hundred ten percent (110%) of the Total Commitments as then in effect, the Agent shall so advise the Borrowers, and the Borrowers shall prepay the amount by which the aggregate principal amount of the U.S. Dollar-dominated Loans then outstanding plus the U.S. Dollar Equivalent of the aggregate principal amount of the Non-U.S. Dollar-denominated Loans then outstanding is greater than the Total Commitments as then in effect, together with accrued interest on the amount so prepaid, on the last day of each Interest Period applicable to such Loans until the amount of such excess is prepaid in full.

          (b) With respect to each repayment of Loans required by this Section 4.02, the Borrowers may designate the Type or Types of Loans to be repaid, the Loan Currencies of Loans which are to be repaid and the specific Loan or Loans, provided that:  (i) repayments of Eurocurrency Loans pursuant to this Section
--------
4.02 may only be made on the last day of the Interest Period applicable thereto unless all Loans made with Interest Periods ending on such date of required repayment have been paid in full; (ii) no repayment of Loans made on the same day shall reduce the outstanding amount of such Loans on such day to an amount less than U.S. $500,000 or an amount in the applicable Loan Currency, the U.S. Dollar Equivalent of which is $500,000 or more, unless such Loans shall be paid in full; (iii) each repayment of any Type of Loan made on the same day shall be applied pro rata among such Type of Loan and (iv) all payments in respect of a
        --- ----
Loan shall be made in the applicable Loan Currency. In the absence of a designation by the Borrowers as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, each Loan shall mature on the Maturity Date. Prior thereto, each Loan shall mature on the last day of the applicable Interest Period therefor. Subject to the provisions of Section 2.01 and the conditions applicable thereto set forth in Section 6, when the Borrower is required to pay any Loan on the maturity thereof, the Borrower shall be entitled to request, pursuant to Section 2.03, that, as of any such maturity date prior to the Maturity Date, Loans be made in an aggregate principal amount not in excess of the princi pal amount of the matured Loans.

          (d) If the Banks make Loans hereunder to the Borrower on a day on which all or any part of outstanding Loans denominated in the same Loan Currency are to be repaid, each Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent and by the Agent to the Borrower.

          4.03  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
pro vided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in the applicable Loan Currency in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments.  (a)  All payments made by any Borrower hereunder
               ------------
or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of what ever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the immediately succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any sub division thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then such Borrower shall reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political sub division or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States as such Bank shall determine are payable by, or with held from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. If any Taxes are so levied or imposed, then such Borrower shall pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. Each Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower shall indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank agrees, to the extent such Bank is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224, to deliver to the Agent (with a copy to the Borrowers), prior to the Initial Borrowing Date and from time to time thereafter as requested by the Agent or the Borrowers, such Form 1001 or 4224 (as applicable) or any successor thereto, completed in a manner reasonably satisfactory to the Agent and the Borrower.


          SECTION 5.  Conditions Precedent to Loans.  The obligation of each
                      -----------------------------
Bank to make any Loan hereunder to any Borrower on the Initial Borrowing Date is subject at the time of the making of such Loan to the satisfaction of the following conditions:

          5.01 Opinion of Counsel.  On or prior to the Initial Borrowing Date,
               ------------------
the Agent shall have received from the General Counsel of the Company an opinion addressed to the Agent and each of the Banks and dated the Effective Date covering the matters set forth in Exhibit D hereto, which opinion shall be in form and substance satisfactory to the Agent and the Required Banks.

          5.02 Corporate Documents.  If requested by the Agent, the Agent shall
               -------------------
have received from the applicable Borrower a certificate, dated the Initial Borrowing Date, signed by the chairman, the president, the vice president/finance, the treasurer, any assistant treasurer or the controller of such Borrower, and attested by the secretary or any assistant secretary of such Borrower, in the form of Exhibit E hereto with appropriate insertions, in each case together with copies of the relevant charter documents and corporate authorizations of such Borrower referred to therein.

          5.03 Adverse Change, etc.  On the Initial Borrowing Date, nothing
               --------------------
shall have occurred (and the Banks shall not have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall determine (a) has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of any Borrower to perform its obligations to them hereunder or under any other Credit Document or (b) has, or could reasonably be expected to have, a Material Adverse Effect. Notwithstanding the foregoing, the parties hereto acknowledge that it is the Company's intention to complete a spin off of its wholly owned subsidiary, Unisource Worldwide, Inc., effective January 1, 1997. The parties have been given an opportunity to ask questions concerning the spin-off and to review the Unisource Worldwide, Inc. Form 10 related thereto. The parties hereby agree that, so long as the spin-off is conducted in all material respects in accordance with the description set forth in the Form 10 (and exhibits thereto), neither the Agent nor any of the Banks shall assert that such spin-off, or the agreements between the Company and Unisource Worldwide, Inc. related thereto or any transactions contemplated thereby, has had or could reasonably have a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of any Borrower to perform its obligations to them hereunder or under any other Credit Document, or has, or could reasonably be likely to have, a Material Adverse Effect.

          5.04 Litigation.  Except as set forth on Schedule II, on the Initial
               ----------
Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened (a) with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby or (b) which the Agent or the Required Banks shall determine could reasonably be expected to have (i) a material adverse effect on the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or on the ability of any Borrower to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document or (ii) a Material Adverse Effect.

          5.05 Fees, etc.  On the Initial Borrowing Date, the Agent and the
               ----------
Banks shall have been paid or reimbursed for all costs, fees and expenses (including, without limitation, legal fees and expenses) payable or reimbursable to the Agent and the Banks hereunder to the extent then due.

          5.06 Borrowing Subsidiaries.  On the Initial Borrowing Date of any
               ----------------------
Borrower other than the Company, the applicable Borrower shall have executed and delivered a Borrowing Subsidiary Agreement substantially in the form of Exhibit F hereto.

          5.07 Notes.  On the Effective Date, there shall have been delivered to
               -----
the Agent for the account of each Bank a Note executed by the Company and appropriately completed in accordance with the provisions of this Agreement. On each Initial Borrowing Date, there shall have been delivered to the Agent for the account of each Bank a Note executed by the relevant Borrowing Subsidiary and appropriately completed in accordance with the provisions of this Agreement.


          SECTION 6.  Conditions Precedent to All Credit Events.  The obligation
                      -----------------------------------------
of each Bank to make any Loan (including any Loan made on the Initial Borrowing
Date) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties.  At the time of each
               ------------------------------------------
such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing.  Prior to the making of any Loan, the Agent
               -------------------
shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

          6.03 Proceedings.  Prior to the making of any Loan, all corporate and
               -----------
legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all supplemental legal opinions, information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent reasonably may have requested in connection with the requested Loan, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the applicable Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be in form and substance satisfactory to the Banks.


          SECTION 7.  Representations, Warranties and Agreements.  In order to
                      ------------------------------------------
induce the Banks to enter into this Agreement and to make the Loans, each Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, with the occurrence of each Credit Event on or after each Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of each Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          7.01 Organization and Good Standing.  Such Borrower and each of its
               ------------------------------
Significant Subsidiaries is a corporation duly organized and in good standing (where such concept exists) under the laws of the jurisdiction of its incorporation and has the power to carry on its business as now conducted. Such Borrower is duly qualified as a foreign corporation in the various jurisdictions wherein the nature of the business it transacts makes such qualification necessary. The Company's only Significant Subsidiaries on the date hereof are IKON Capital, Inc., Alco Standard Acquisition Capital Corporation, IKON Office Solutions, Inc., IKON Capital, PLC, and IKON Office Solutions (Canada), Inc..

          7.02 Corporate Power and Authority.  The execution, delivery and
               -----------------------------
performance of this Agreement, all other Credit Documents and the Notes are within the corporate power and authority of such Borrower, have been duly authorized by proper corporate proceedings, will not contravene any provision of law or the Certificate or Articles of Incorporation, Memorandum and Articles of Association or Bylaws or Code of Regulations of such Borrower or constitute a default under any agreement binding upon such Borrower, and do not require the consent or approval of, or registration with, any governmental body, agency or authority.

          7.03 Validity of Agreement and Notes.  This Agreement and the other
               -------------------------------
Credit Documents are legal, valid and binding obligations of such Borrower, and the Notes when issued will be legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms.

          7.04 Litigation.  Except as set forth on Schedule II there are no
               ----------
suits, litigation or other proceedings pending, or to the knowledge of any officer of such Borrower threatened (i) with respect to any Credit Document or
(ii) against or affecting such Borrower or any of its Subsidiaries or any of their respective properties, before any court, governmental commission, bureau or other regulatory body, the outcome of which might materially and adversely affect the financial condition or business of such Borrower or and its Subsidiaries considered in the aggregate or the ability of such Borrower to perform its obligations hereunder.

          7.05 Financial Statements.  Such Borrower has heretofore furnished to
               --------------------
the Banks consolidated balance sheets of such Borrower and its Subsidiaries as at September 30, 1996 and September 30, 1995 and the related consolidated statements of income and retained earnings, with a report thereon by Ernst & Young, L.L.P., independent certified public accountants, stating in comparative form the amounts for the corresponding dates and periods for the previous fiscal year. Such balance sheets and such statements of income and retained earnings fairly present the consolidated financial position of such Borrower and its Consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods then ended. All such financial statements were prepared in accordance with GAAP or, in the case of any Borrower incorporated outside the United States, such other accounting principles as are generally accepted in such Borrower's country of incorporation. Since September 30, 1996, there has not been any material adverse change in the financial condition, business or operations of such Borrower and its Subsidiaries.

          7.06 ERISA.  Each Employee Benefit Plan of such Borrower and any
               -----
ERISA Affiliate of such Borrower is in compliance with ERISA and the Code, where applicable, in all material respects. As of the date hereof, (i) the amount of all Unfunded Pension Liabilities under the Pension Plans, (ii) the amount of the aggregate Unrecognized Retiree Welfare Liability under all applicable Employee Benefit Plans, and (iii) the aggregate potential annual withdrawal liability payments, as determined in accordance with Title IV of ERISA, of such Borrower and any such ERISA Affiliate with respect to all Pension Plans which are Multiemployer Plans, are, in the aggregate, no more than U.S. $5,000,000. Such Borrower and each such ERISA Affiliate have complied with the requirements of ERISA Section 515 with respect to each Pension Plan which is a Multi employer Plan. Such Borrower and/or any such ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No material liability on a consolidated basis to the PBGC has been, or is expected by such Borrower or any such ERISA Affiliate.

          For purposes of ERISA matters under this Agreement, "Employee Benefit Plan" means any employee benefit plan within the meaning of ERISA Section 3(3) maintained, sponsored or contributed to by such Borrower or any such ERISA Affiliate; "ERISA Affiliate" means any entity that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which such Borrower is a member; "Multiemployer Plan" means a pension plan that is a multiemployer plan as defined in ERISA Section 4001(a)(3); "Pension Plan" means any Employee Benefit Plan, including a Multiemployer Plan, the funding requirements of which (under ERISA Section 302 or Code Section 412) are or, at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of such Borrower or any such ERISA Affiliate; "Unfunded Pension Liabilities" means, with respect to any Pension Plan at any time, the amount determined by taking the accumulated benefit obligation, as disclosed in accordance with Statement of Financial Accounting Standards number 87, over the fair market value of Pension Plan assets; and "Unrecognized Retiree Welfare Liability" means, with respect to any Employee Benefit Plan that provides post-retirement benefits other than pension benefits, the amount of the transition obligation, as determined in accordance with Statement of Financial Accounting Standards number 106, as of the most recent valuation date that has not been recognized as an expense on the income statement of the Company and its Subsidiaries.

          7.07 Regulations G, T, U and X.  Except for Partners Securities
               -------------------------
Company, neither such Borrower nor any of its Subsidiaries is or will be engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying or trading in any margin stocks or margin securities (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan made hereunder will be applied for the purpose of purchasing or carrying or trading in any such stocks or securities, or of refinancing any credit previously extended or of extending credit to others for the purpose of purchasing or carrying or trading in any such margin stocks or margin securities, if and to the extent that such action could result in such Borrower, any Subsidiary or any Bank having violated or being in violation of any provision of any Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          7.08 Compliance with Laws.  Such Borrower and each of its Subsidiaries
               --------------------
is in compliance in all material respects with all applicable laws and regulations, federal, state and local, the violation of which would have a material adverse effect on such Borrower and its Consolidated Subsidiaries taken as a whole; such Borrower and each Subsidiary possess all the material franchises, permits and licenses necessary or required in the conduct of its business, and the same are valid, binding and enforceable.

          7.09 Taxes and Assessments.  Such Borrower and each of its
               ---------------------
Subsidiaries have filed all required tax returns or have filed for extensions of time for the filing thereof, and have paid all applicable taxes, governmental charges and similar obligations, including United States federal, state and local taxes, other than taxes, governmental charges and similar obligations not yet due or which may be paid hereafter without material penalty; the Internal Revenue Service has completed audits of tax returns filed through September 30, 1992; and neither such Borrower nor any of its Subsidiaries has knowledge of any material deficiency or additional assessment against it in connection with any applicable taxes not provided for in the financial statements referred to in
Section 7.05 hereof.

          7.10 Investment Company; Public Utility Company.  (a)  Neither such
               ------------------------------------------
Borrower nor any Subsidiary of a Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (b) Neither such Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.11 Environmental Matters.  Such Borrower and each of its
               ---------------------
Subsidiaries have received all permits and filed all notifications necessary to carry on their businesses and are in compliance in all material respects with all federal, state or local laws and regulations governing the control, removal, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products; including, without limitation, as provided in any Environmental Law, and any regulations thereunder, the effect of which if not received, filed or complied with could have a material adverse effect on the financial condition, business or operations of such Borrower and its Subsidiaries. Also, neither such Borrower nor any of its Subsidiaries has received notice of potential responsibility for costs associated with responding to the release or threatened release of Hazardous Materials for any site where such Borrower's potential responsibility could have a material adverse effect on the financial condition, business or operations of such Borrower and its Subsidiaries.

          7.12 Liens.  Except as disclosed on Schedule III hereto, mortgages,
               -----
pledges, security interests, encumbrances and other liens upon properties of such Borrower and its Subsidiaries which are in existence at the date hereof do not secure indebtedness that is, in the aggregate, material to such Borrower and its Consolidated Subsidiaries and do not encumber properties which are material to such Borrower and its Consolidated Subsidiaries.

          7.13 Disclosure Generally.  The representations and statements made by
               --------------------
or on behalf of such Borrower and its Subsidiaries in connection with this Agreement, the other Credit Documents and each Loan, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report or financial statement furnished by such Borrower or any of its Subsidiaries to the Agent or the Banks in connection with this Agreement, the other Credit Documents or the Loans contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading.

          7.14 Ownership of Borrowing Subsidiaries.  The Company owns, directly
               -----------------------------------
or indirectly, all of the issued and outstanding capital stock of each Borrowing Subsidiary other than qualifying shares held by the directors of such Borrowing Subsidiary.

          Each Notice of Borrowing in respect of any Loan hereunder, and the acceptance of the proceeds of such Loan, shall constitute a reaffirmation by the officer making such Notice of Borrowing (to the best of his knowledge and belief) as of the time thereof and by the Borrower as of the time thereof of the continuing truth and accuracy of the foregoing representations and warranties.


          SECTION 8.  Covenants.  Each Borrower covenants and agrees that on and
                      ---------
after the Effective Date and until the Total Commitments have terminated and the Loans and Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01 Financial Statements and Information.  Such Borrower will furnish
               ------------------------------------
to each Bank, or to the Agent which will in turn furnish to each Bank:

          (a) as soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods in each fiscal year of such Borrower, copies of a consolidated balance sheet of such Borrower and its

     Consolidated Subsidiaries as of the end of such accounting period and of the related consolidated income and retained earnings statements of such Borrower and its Consolidated Subsidiaries for the elapsed portion of the fiscal year ended with the last day of such accounting period, all in reasonable detail and stating in comparative form the amounts for the corresponding date and period in the previous fiscal year, and all prepared in accordance with GAAP, subject to year-end audit adjustments and certified by an authorized financial officer of such Borrower, provided
                                                                    --------
     that if the Borrower is not incorporated in the United States, such financial statements shall be prepared in accordance with accounting principles generally accepted in its country of incorporation.

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of such Borrower, copies of consolidated balance sheets of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of such Borrower and its Consolidated Subsidiaries for such fiscal year, in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year pre pared in accordance with GAAP and certified by independent public accountants of recognized standing as may be selected by such Borrower and reasonably satisfactory to the Agent, provided that, if the Borrower is not incorporated in the United
            --------
     States, such financial statements shall be prepared in accordance with accounting principles generally accepted in its country of incorporation and such financial statements may be unaudited, and provided further, that,
                                                         -------- -------
     if such Borrower is a Subsidiary of the Company, such financial statements may be unaudited;

          (c) concurrently with each of the financial statements furnished pursuant to the foregoing subsections (a) and (b), a certificate of the chairman, president, a vice president (whose duties are in the finance area) or the treasurer or any assistant treasurer of such Borrower, stating that in the opinion of such officer, based upon a review made under his supervision, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing, and such Borrower has performed and observed all of, and such Borrower is not in default in the performance or observance of any of, the terms and covenants hereof or, if such Borrower shall be in default, specifying all such defaults, and the nature thereof, of which the signer of such certificate may have knowledge;

          (d) concurrently with their being filed, mailed or delivered, as applicable, copies of all proxy statements, financial statements and reports which such Borrower shall send or make available generally to its shareholders, and copies of all reports on Forms 10-K, 10-Q and 8-K and all other filings and reports specifically requested by the Agent or a Bank which such Borrower or any of its

     Subsidiaries may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or an agency substituted therefor or with any securities exchange located in the United States of America; and

          (e) such other information relating to the business, affairs and financial condition of the Company and its Subsidiaries as the Agent (when requested so to do by any Bank) may from time to time reasonably request.

          8.02 Funded Debt to Capitalization.  Such Borrower will not permit
               -----------------------------
Funded Debt of such Borrower and its Consolidated Subsidiaries to exceed 45% of the sum of (1) Funded Debt of such Borrower and its Consolidated Subsidiaries plus (2) the consolidated minority interest obligations shown on the consolidated balance sheet of such Borrower and its Consolidated Subsidiaries plus (3) the Consolidated Net Worth of such Borrower and its Consolidated Subsidiaries. For purposes of calculating such ratio with respect to the Company, Finance Leasing Subsidiaries shall be excluded from the definition of "Consolidated Subsidiaries".

          8.03 Subsidiaries' Debt.  Such Borrower will not permit, and any of
               ------------------
its Subsidiaries directly or indirectly to create, incur, assume, suffer to exist, guarantee or otherwise become, be or remain liable with respect to any Debt (other than Loans here under) in an aggregate amount outstanding at any time in excess of 20% of Consolidated Net Worth plus the amount of such Debt outstanding on the date hereof except (i) Debt owing exclusively to the Company or any Subsidiary thereof, (ii) Debt of a Subsidiary out standing on the date that such Borrower acquires such Subsidiary, (iii) Debt with respect to property to be used by such Borrower or its Subsidiaries, the interest on which Debt is exempt from federal income tax pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, (iv) Debt of any foreign Subsidiary of such Borrower that is not guaranteed by the Company or any of its Subsidiaries, (v) Debt of Finance Leasing Subsidiaries owing to the Company or any of its Consolidated Subsidiaries, (vi) Debt of Finance Leasing Subsidiaries to a person or persons other than the Company and its Consolidated Subsidiaries, provided that such
                                                           --------
Debt is not guaranteed by the Company or any of its Consolidated Subsidiaries, and (vii) unsecured Debt of Unisource Worldwide, Inc. in an amount not to exceed one billion U.S. Dollars.

          8.04 Sale of Assets.  Such Borrower will not, and will not permit any
               --------------
of its Consolidated Subsidiaries to, sell, lease or transfer all or substantially all of its assets unless (i) immediately after giving effect thereto such Borrower is in compliance with the covenants and provisions of this Agreement and (ii) such sale, lease or transfer shall not have any materially adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole or the Company's ability to perform its obligations hereunder. The parties hereby agree that the Unisource Worldwide, Inc. spin-off, and the agreements and transactions related thereto (as described in the Unisource Worldwide, Inc. Form 10) shall not be deemed to have a material adverse effect upon the financial condition of the Company. Notwithstanding this provision, any Consolidated Subsidiary that is not a Borrowing Subsidiary may sell, lease or transfer all or substantially all of its assets to any other Consolidated Subsidiary or to the Company, and any Borrowing Subsidiary may sell, lease or transfer all or substantially all of its assets to any other Borrowing Subsidiary or to the Company.

          8.05 Mergers and Acquisitions.  Neither the Company nor any Borrowing
               -------------------------
Subsidiary will merge or consolidate with, or otherwise acquire control of the assets of, any other corporation or other entity, unless (i) the Company is the surviving or parent corpora tion of any merger or other acquisition involving the Company, (ii) a Borrowing Subsidiary is the surviving or parent corporation of any merger or other acquisition involving one or more Borrowing Subsidiaries and (iii) the Company and each Borrowing Subsidiary are in compliance with this Agreement and the other Credit Documents prior to and after such merger or acquisition; provided, however, that the provisions of this Section 8.05 shall
             --------  -------
apply to a Borrowing Subsidiary only if and so long as such Borrowing Subsidiary has outstanding Loans.

          8.06 Negative Pledge.  Such Borrower shall not, and such Borrower
               ---------------
shall not permit any Consolidated Subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance or other lien upon any property, now owned or hereafter acquired, of the Company or any Consolidated Subsidiary (the sale with recourse of receivables or any sale and lease back of any fixed assets being deemed to be the giving of a lien thereon for money borrowed), other than:

          (a) liens existing on the date of this Agreement on any property,

     provided that the amount secured by any such lien is not greater than the
     --------
     amount secured thereby on the date of this Agreement;

          (b) liens on any property (including, but not limited to, margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System)) hereafter acquired existing at the time of such acquisition or created within a period of 120 days following any such acquisition to secure or provide for the payment of any part of the purchase price thereof or liens to secure indebtedness incurred to fund or refund any liens within the scope of this subsection (b), provided that the
                                                               --------
     amount secured by such liens is not greater than the amount secured thereby on the date of such acquisition or within the 120-day period, as the case may be;

          (c) liens securing indebtedness of a Consolidated Subsidiary outstanding on the date that the Company acquires such Consolidated Subsidiary;

          (d) liens for taxes, assessments or governmental charges or levies not yet due and payable or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, provided that a
                                                              --------
     reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made there for and no foreclosure, distraint, sale or other similar proceedings shall have been commenced;

          (e) statutory liens of landlords and liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, provided that a
                                                               --------
     reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (f) liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (g) liens created hereafter in connection with borrowing or pledges of receivables which liens when added to all sales and discounting transactions contemplated by Section 8.07 do not in the aggregate exceed 10% of Consolidated Net Worth;

          (h) liens, security interests and any other encumbrances on any of its treasury shares; and

          (i)  liens arising in connection with a Securitization permitted by
     Section 8.07, limited in each case to the accounts therein or in any trust or similar entity utilized to effect such Securitization and to any equipment giving rise to such accounts.

          8.07 Sale, Discount of Receivables; Sale, Leaseback Transactions.
               -----------------------------------------------------------
Such Borrower will not, and will not permit its Consolidated Subsidiaries to, enter into any Securitization which, when added to the aggregate amount of all Securitizations then outstanding, exceeds the lesser of 15% of Consolidated Total Assets or $775,000,000. Exclusion of such Securitizations, the Company will not, and will not permit its Consolidated Subsidiaries to sell or discount receivables with recourse or sell and lease back fixed assets the aggregate amount of which when added to all liens permitted by Section 8.06(g) exceed 10% of Consolidated Net Worth.

          8.08  Regulations G, T, U and X.  Such Borrower will not, and will not
                -------------------------
permit any Subsidiary, to use Borrowings hereunder in any manner which may cause a violation of or noncompliance with Regulations G, T, U or X of the Board of Governors of the Federal Reserve Board.

          8.09 Corporate Existence.  Such Borrower will maintain its existence
               -------------------
and, except as otherwise permitted pursuant to Section 8.05, the existence of each Borrowing Subsidiary in good standing as a business corporation under the laws of the jurisdiction of its incorporation, and remain qualified and cause each Borrowing Subsidiary to remain qualified to do business in all jurisdictions wherein the nature of the business it transacts or the character of the properties owned by it makes such qualification necessary.

          8.10 Books and Records.  Such Borrower will keep and maintain, and
               ------------------
cause each Subsidiary to keep and maintain, satisfactory and adequate books and records of account in accordance with GAAP or, if such Borrower is not incorporated in the United States, such accounting principles as are generally accepted in its country of incorporation, and make or cause the same to be made available to the Agent or any Bank or their agents or nominees at any reasonable time upon reasonable notice for inspection and to make extracts thereof.

          8.11 Insurance.  Such Borrower will insure and keep insured, and cause
               ---------
each of its Subsidiary to insure and keep insured, with reputable insurance companies, so much of their respective properties, to such an extent and against such risks (including liability and fire) as companies engaged in similar businesses customarily insure properties of a similar character; or, in lieu thereof, such Borrower or any one or more of its subsidiaries will maintain or cause to be maintained a system or systems of self-insurance which will be in accord with the approved practices of companies owning or operating properties of a similar character and maintaining such systems, and, in such cases of self-insurance, maintain or cause to be maintained an insurance reserve or reserves in adequate amounts.

          8.12 Litigation; Event of Default.  Such Borrower will notify the
               ----------------------------
Agent, which shall notify the Banks, in writing immediately of the institution of any litigation, the commencement of any administrative proceedings, the happening of any event or the assertion or threat of any claim which might materially or adversely affect its and its Subsidiaries' business, operations or financial condition (taken as a whole), or the occurrence of any Event of Default hereunder or an event which with the passage of time or the giving of notice or both would constitute an Event of Default hereunder.

          8.13 Taxes.  Such Borrower will pay and discharge, and cause each of
               -----
its Subsidiaries to pay and discharge, all taxes, assessments or other governmental charges or levies imposed on it or any of its property or assets prior to the date on which any material penalty for non-payment or late payment is incurred, unless the same is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP, or, if such Borrower is not incorporated in the United States, such accounting principles as are generally accepted in its country of incorporation are being maintained.

          8.14 Compliance with Laws.  Such Borrower will comply and cause each
               --------------------
of its Subsidiaries to comply in all material respects with all local, state and federal laws and regulations material to its business and operations, including but not limited to: (i) all rules and regulations of the Securities and Exchange Commission, (ii) local, state and federal laws governing the control, removal, spill, release, or discharge of hazardous or toxic wastes, substances or petroleum products, including, without limitation, Environmental Laws, and
(iii) the provisions and requirements of all franchises, permits and licenses applicable to its business, including, but not limited to, those required by the Environmental Laws. Such Borrower shall notify the Agent, which shall notify the Banks, promptly in detail of any actual or alleged failure to comply with or perform, breach, violation or default under any such laws or regulations or if such Borrower receives notice of potential responsibility for the release or threatened release of hazardous substances, or of the occurrence or existence of any facts or circumstances which with the passage of time, the giving of notice or both or otherwise could create such a breach, violation or default or could occasion the termination of any of such franchises or grants of authority or the creation of potential responsibility for releases or threatened releases of hazardous substances, if any of the foregoing would have a Material Adverse Effect on such Borrower.

          8.15 Employee Benefit Plans.  Such Borrower will and will cause each
               ----------------------
ERISA Affiliate (a) to comply in all material respects with the provisions of ERISA to the extent applicable to any Employee Benefit Plan maintained by it and cause all Employee Benefit Plans maintained by it to satisfy the conditions under the Internal Revenue Code for tax qualification of all such plans intended to be tax qualified; and (b) to avoid (1) any material accumulated funding deficiency (within the meaning of ERISA section 302 and Code section 412(a)) (whether or not waived) (2) any act or omission on the basis of which it or an ERISA Affiliate might incur a material liability to the PBGC (other than for the payment of required premiums) or to a trust established under ERISA section 4049; (3) any transaction with a principal purpose described in ERISA section 4069; and (4) any act or omission that might result in the assessment by a Multiemployer Plan of withdrawal liability against such Borrower or any ERISA Affiliate, but only to the extent that the liability aris ing from a failure to comply with any covenant set forth in (a) or (b) of this Section 8.15 could reasonably be expected to result in a liability to such Borrower or its Subsidiaries or an ERISA Affiliate for any one such event in excess of U.S. $10,000,000.

          8.16 Continued Ownership of each Borrowing Subsidiary.  The Company
               ------------------------------------------------
shall continue to own, directly or indirectly, all of the issued and outstanding capital stock of each Borrowing Subsidiary, other than qualifying shares held by the directors of such Borrowing Subsidiary; provided, however, that this
                                             --------  -------
Section 8.16 shall apply only (a) as a
condition to such Borrowing Subsidiary obtaining a Loan hereunder and (b) if and so long as such Borrowing Subsidiary has outstanding Loans.


          SECTION 9.   Events of Default and Acceleration.
                       ----------------------------------

          9.01 Events of Default.  Any of the following shall constitute an
               -----------------
"Event of Default" with respect to this Agreement and the Notes:

          (a) Failure of any Borrower to pay any amount payable on account of the principal of or interest on any Note when due, or the failure to pay any Fee or other payment due hereunder within 10 days after the same shall become due;

          (b) Failure of any Borrower to observe or perform any term, covenant or agreement contained in this Agreement, the Notes or any other document evidencing the Loans (other than that specified in (a) above) and the continuation of such failure for 30 days after written notice thereof has been given to such Borrower by the Agent at the request of the holder of any Note (including but not limited to itself);

          (c) Any statement, certificate, report, representation or warranty made or furnished by any Borrower in this Agreement or in compliance with the provisions hereof shall prove to have been false or misleading in any material respect at the time when made;

          (d) Any obligation(s) of any Borrower and/or any of its Subsidiaries in excess of U.S. $15,000,000, individually or in the aggregate (as principal or guarantor or other surety), to any person other than the Banks in connection with this Agreement and the Notes for borrowed money (other than the Notes) shall become or is declared to be due and payable prior to its stated maturity or any event of default or event which with the passing of time or notice or both shall have occurred the effect of which permits payment of any such obligation to be demanded prior to its stated maturity;

          (e) If (1) any Employee Benefit Plan shall cease to have "qualified" status under the Code, (2) the minimum funding standards applicable to any Employee Benefit Plan shall not be complied with, (3) any excise tax or tax lien shall be incurred in connection with any Employee Benefit Plan and the administration thereof, (4) any claim shall be incurred with respect to any Employee Benefit Plan other than in the ordinary operation of such Plan,
     (5) any "prohibited transaction" as defined by the Code or ERISA shall have occurred, (6) any liability shall be incurred to the PBGC, (7) any withdrawal liability shall be incurred with respect to a Multiemployer Plan, (8) any liability shall be incurred in connection with a failure to make timely reports and filings with respect to Employee Benefit Plans, or (9) any other thing shall have occurred with respect to any Employee Benefit Plan, the result of which (in any one of the foregoing clauses (1) through (8), any combination of said clauses, or otherwise) is that any Borrower or any of its Subsidiaries, in the reasonable judgment of the Majority Banks, has or is likely to incur liabilities (whether the liability is direct or indirect, current or deferred, fixed or contingent) of U.S. $10,000,000 or more;

          (f) Any judgment or judgments against any Borrower and/or any of its Subsidiaries or any attachments against any of their assets or property in an amount in excess of U.S. $10,000,000 in any one instance or in the aggregate shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days;

          (g) If (1) any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act and the rules and regulations promulgated thereunder shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act), directly or indirectly, of securities of any Borrower (or other securities convertible into such securities) representing twenty percent (20%) of the combined voting power of all securities of such Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency (such person hereinafter called a "Controlling Person"); or (2) a majority of the Board of Directors of any Borrower shall cease for any reason to consist of (A) individuals who on August 30, 1996 were serving as directors of such Borrower and (B) individuals who subsequently become members of the Board of Directors of such Borrower if such individuals' nomination for election or election to the Board of Directors of such Borrower is recommended or approved by a majority of the Board of Directors of such Borrower. For purposes of clause (1) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this Section 9.01(g) as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the Securities Exchange Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, do not as a group have the voting power specified in clause (1);

          (h) Any Borrower and/or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its Debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, (vi) take corporate action for the purpose of effecting any of the foregoing, or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code or any other law, domestic or foreign, relating to bankruptcy, insolvency or reorganization or relief of debtors;

          (i) An order, judgment or decree shall be entered, without the application, approval or consent of any Borrower and/or any of its Subsidiaries by any court of competent jurisdiction, approving a petition seeking reorganization of such Borrower or such Subsidiary or appointing a receiver, trustee or liquidator of such Borrower or such Subsidiary or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 60 consecutive days; or

          (j) The Company shall fail to continue to maintain its ownership of each of the Borrowing Subsidiaries to the extent required by Section 8.16.

          9.02 Acceleration by Reason of Default.  If an Event of Default occurs
               ---------------------------------
under Section 9.01(a) through Section 9.01(g) or Section 9.01(j) above, the Agent may, and shall, if requested by the Majority Banks without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Borrower, immediately terminate each Bank's Commitment by notice in writing to the Borrowers and immediately declare the Notes to be and they shall thereupon forthwith become due and payable without presentment, demand, or notice of any kind, all of which are hereby expressly waived. Simultaneously with the giving of any such notice to the Borrowers, the Agent shall notify the Banks of any such action. If an Event of Default occurs under
Section 9.01(h) or Section 9.01(i) above, then, forthwith and without any election or notice, each Bank's Commitment shall terminate and the Notes shall forthwith become due and payable without presentment, demand or other notice of any kind, all of which are hereby expressly waived.


          SECTION 10.  The Agent.
                       ---------

          10.01  Appointment.  The Banks hereby designate DBNY as Agent
                 -----------
hereunder to act as such as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the

Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          10.02  Nature of Duties.  The Agent shall not have any duties or
                 ----------------
responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is in tended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          10.03  Lack of Reliance on the Agent.  Independently and without
                 -----------------------------
reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company, each Borrowing Subsidiary and their respective Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of the Company, each Borrowing Subsidiary and their respective Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company, each Borrowing Subsidiary and their respective Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company, each Borrowing Subsidiary and their respective Subsidiaries or the existence or possible existence of any Default or Event of Default.

          10.04  Certain Rights of the Agent.  If the Agent shall request
                 ---------------------------
instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

          10.05  Reliance.  The Agent shall be entitled to rely, and shall be
                 --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

          10.06  Indemnification.  To the extent the Agent is not reimbursed and
                 ---------------
indemnified by the Borrowers, the Banks will reimburse and indemnify the Agent, in pro portion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any
                              --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

          10.07  The Agent in its Individual Capacity.  With respect to its
                 ------------------------------------
obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          10.08  Holders.  The Agent may deem and treat the payee of any Note as
                 -------
the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          10.09  Resignation by the Agent.  (a)  The Agent may resign from the
                 ------------------------
performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers (it being understood and agreed that any Bank is deemed to be acceptable to the Borrowers).

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrowers, shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or
(c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.


          SECTION 11.  Guaranty.
                       --------

          11.01  The Guaranty.  In order to induce the Banks to enter into this
                 ------------
Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans, the Company hereby agrees with the Agent and Banks as follows: the Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of each Borrowing Subsidiary to the Agent or the Banks. If any or all of the indebtedness of a Borrowing Subsidiary to the Agent or the Banks becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to the Agent or Banks on demand. The word "indebtedness" as used in this Section 11 includes, without limitation, any and all Loans, fees, expenses, obligations and liabilities of each Borrowing Subsidiary arising in connection with this Agreement and any other Credit Document, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involun-tarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and there after increased or incurred, whether such Borrowing Subsidiary may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

          11.02  Bankruptcy.  Additionally, the Company unconditionally and
                 ----------
irrevocably guarantees the payment of any and all indebtedness of each Borrowing Subsidiary to the Banks whether or not due or payable by the Borrowing Subsidiary upon the occurrence in respect of the Borrowing Subsidiary of any of the events specified in Section 9(h) or (i), and unconditionally, jointly and severally, promises to pay such indebtedness to the Banks, or order, on demand, in lawful money of the United States.

          11.03  Nature of Liability.  The liability of the Company hereunder is
                 -------------------
exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowing Subsidiary whether executed by such Company or by any other party, and the liability of such Company hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrowing Subsidiary or by any other party, or (b) any other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrowing Subsidiary, or (c) any payment on or in reduction of any such other guaranty or undertaking or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrowing Subsidiary, or (e) any payment made to the Agent or the Banks on the indebtedness which the Agent or such Banks repay the Borrowing Subsidiary pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and such Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

          11.04  Independent Obligation.  The obligations of the Company
                 ----------------------
hereunder are independent of the obligations of each Borrowing Subsidiary, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against a Borrowing Subsidiary and whether or not the Borrowing Subsidiary is joined in any such action or actions. The Company waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrowing Subsidiary or other circumstance which operates to toll any statute of limitations as to the Borrowing Subsidiary shall operate to toll the statute of limitations as to the Company.

          11.05  Subordination.  Any indebtedness of any Borrowing Subsidiary
                 -------------
now or hereafter held by the Company is hereby subordinated to the indebtedness of the Borrowing Subsidiary to the Agent and the Banks. If the Agent, after an Event of Default has occurred, so requests, any indebtedness of the Borrowing Subsidiary to the Company shall be collected, enforced and received by the Company as trustee for the Agent and the Banks and be paid over to the Agent and the Banks on account of the indebtedness of the Borrowing Subsidiary to the Agent and the Banks, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Section 11. Prior to the transfer by the Company of any note or negotiable instrument evidencing any indebtedness of such Borrowing Subsidiary to the Company, such Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

          11.06  Waiver.  (a)  The Company waives any right (except as shall be
                 ------
required by applicable statute and cannot be waived) to require the Agent or the Banks to proceed against a Borrowing Subsidiary and any defense based on or arising out of any defense of such Borrowing Subsidiary other than payment in full of the indebtedness, including, without limitation, any defense based on or arising out of the disability of such Borrowing Subsidiary or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of such Borrowing Subsidiary other than payment in full of the indebtedness. Until all indebtedness of each Borrowing Subsidiary to the Agent and the Banks shall have been paid in full, the Company shall not have any right of subrogation, and waives any right to enforce any remedy which the Agent and the Banks now have or may hereafter have against the Borrowing Subsidiary.

          (b) The Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of the guaranty provided by this Section 11, and notices of the existence, creation or incurring of new or additional indebtedness.

          11.07  Banks' Rights.  The Company hereby agrees that the Company will
                 -------------
continue to be obligated under this Section 11 following any amendment pursuant to the terms of this Agreement which may:

          (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any indebtedness of the Borrowing Subsidiaries, and the guaranty provided by this
Section 11 shall apply to the indebtedness as so changed, extended, renewed or altered;

          (b) exercise or refrain from exercising any rights against any Borrowing Subsidiary or otherwise act or refrain from acting;

          (c) settle or compromise any indebtedness, and may subordinate the pay ment of all or any part thereof to the payment of any liability (whether due or not) of any Borrowing Subsidiary to creditors of such Borrowing Subsidiary other than the Banks; or

          (d) consent to or waive any breach of, any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement the Agreement or any of such other instruments or agreements.

          11.08  Guaranty Absolute.  No invalidity, irregularity or
                 -----------------
unenforceability of all or any part of the Credit Documents shall affect, impair or be a defense to the guaranty provided by this Section 11, and the guaranty provided by this Section 11 shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the indebtedness.

          11.09  Guaranty Continuing.  The guaranty provided by this Section 11,
                 -------------------
is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Bank or of any holder of any Note of any Borrowing Subsidiary in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Bank or any subsequent holder of a Note of any Borrowing Subsidiary would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Bank or any holder of a note of any Borrowing Subsidiary to any other or further action in any circumstances without notice or demand.

          11.10  Binding Nature of Guaranty.  The guaranty provided by this
                 --------------------------
Section 11 shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Banks and their respective successors and assigns.

          11.11  Limitation on Enforcement.  The Banks agree that the terms of
                 -------------------------
this Section 11 may be enforced only by the action of the Agent and that no Bank shall have any right individually to seek to enforce or to enforce the terms of this Section 11, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Banks upon the terms of this Agreement.

          SECTION 12.  Miscellaneous.
                       -------------

          12.01  Payment of Expenses, etc.  The Company shall:  (i)  whether or
                 -------------------------
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks in connection with such enforcement); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harm less against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by any Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by such Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against such Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by such Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disburse ments of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of (i) the gross negligence or willful misconduct of the Person to be indemnified or (ii) a claim by any Borrower against such Person). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          12.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held by or owing to the Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Borrower against and on account of the Obligations and liabilities of such Borrower to such Bank under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          12.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telex, tele copier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at the Company's address specified opposite its signature below, or, if to a Borrowing Subsidiary, to such Subsidiary's address specified in the Borrowing Subsidiary Agreement; if to the Agent, at its Notice Office; if to a Bank, at the address specified opposite its signature below or; as to any Borrower or Bank, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the tele graph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to any Bank or Borrower shall not be effective until received by such Bank or Borrower.

          12.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or
                                   --------  -------
transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Agent and, provided
                                                                    --------
further, that, although each Bank may, with the prior consent of the applicable
-------
Borrower, transfer, assign or grant participations in its rights hereunder, such Bank shall remain the "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitment hereunder except as provided in

Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank
                                                 ----------------
shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), or
(ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against any Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the applicable Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, each Bank may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder to any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or (y) assign all, or if less than all, a portion equal to at least U.S. $5,000,000 in the aggregate for the assigning Bank, of such Commitment and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agree ment as a Bank by execution of an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto, provided that, (i) at such time Schedule I shall be deemed
                  --------
modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at such Bank's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be) and (iii) the consent of the applicable Borrower shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments.

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

          12.05  No Waiver; Remedies Cumulative.  No failure or delay on the
                 ------------------------------
part of any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Bank or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

          12.06  Payments Pro Rata.  (a)  Except as otherwise provided in this
                 -----------------
Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon
                     --- ----                            --- ----
their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount here under (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans or Facility Fee, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all
                                                            --------
or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          12.07  Calculations; Computations.  (a)  Unless otherwise specifically
                 --------------------------
pro vided herein, the financial statements to be furnished pursuant hereto shall be made and pre-pared in accordance with generally accepted accounting principles ("GAAP") in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the applicable Borrower to the Agent).

          (b) All computations of interest, Facility Fee and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Facility Fee or Fees are payable.

          (c) All computations of Loans outstanding, gains, losses, debts, liabilities and other amounts (the "Amounts") for purposes of determining compliance by the Company and/or the Borrowers with the provisions of this Agreement shall be made by aggregating all U.S. Dollar-denominated Amounts with the U.S. Dollar Equivalent of all non-U.S. Dollar-denominated Amounts.

          12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                 -----------------------------------------------------------
JURY TRIAL.  (A)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PAR TIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT
OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH BORROWER AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF SUCH AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PRE PAID, TO THE BORROWER AT ITS NOTICE ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING COMMENCED

HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY BANK UNDER THIS AGREEMENT OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE APPLICABLE BORROWER IN ANY OTHER JURISDICTION.

          (B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          12.09  Counterparts.  This Agreement may be executed in any number of
                 ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Agent.

          12.10  Effectiveness.  This Agreement shall become effective on August
                 -------------
30, 1996 (the "Effective Date").

          12.11  Headings Descriptive.  The headings of the several sections and
                 --------------------
sub sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          12.12  Amendment or Waiver; etc.  (a)  Neither this Agreement nor any
                 -------------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each Borrower party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without
--------
the consent of each Bank (other
than a Defaulting Bank) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) amend, modify or waive any provision of this Section 12.12, (iii) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks or
(iv) consent to the assignment or transfer by, or discharge or termination of, any Borrower of any of its rights and obligations under any Credit Document;

provided further, that no such change, waiver, discharge or termination shall
----------------
(x) increase the Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (y) without the consent of the Agent, amend, modify or waive any provision of Section 10 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (iv), inclusive, of this Section 12.12, the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrowers shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to
Section 2.12 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrowers shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

          12.13  Survival.  All indemnities set forth herein including, without
                 --------
limitation, in Sections 2.10, 2.11, 4.04 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

          12.14  Domicile of Loans.  Each Bank may transfer and carry its Loans
                 -----------------
at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11 or 4.04 from those being charged by such Bank prior to such transfer, then the applicable Borrower shall not be obligated to pay such increased costs (although such Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          12.15  Judgment Currency.  The obligations of any Borrower in respect
                 -----------------
of any sum due to the Banks hereunder or under the Notes shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the applicable Loan Currency, be discharged only to the extent that on the Business Day following receipt by the applicable Bank or Banks of any sum adjudged to be so due in the Judgment Currency, the Bank, in accordance with normal banking procedures, purchases the applicable Loan Currency with the Judgment Currency. If the amount of such Loan Currency so purchased is less than the sum originally due to such Bank or Banks, the applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the applicable Bank or Banks against such loss, and if the amount of Loan Currency so purchased exceeds the sum originally due to the Bank or Banks, such Bank or Banks agree to remit such excess to the applicable Borrower.


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:
--------
                                ALCO STANDARD CORPORATION
825 Duportail Road
Wayne, Pennsylvania  19087
Attention:  Mr. J.F. Quinn      By
Telephone:  (610) 296-8000        ----------------------------------
Facsimile:  (610) 640-4056         Title:

                                  DEUTSCHE BANK AG, NEW YORK
                                  BRANCH AND CAYMAN ISLANDS
                                  BRANCH


                                By
                                  ----------------------------------
                                  Title:


                                By
                                  ----------------------------------
                                  Title:

                                DEUTSCHE BANK AG, NEW YORK
                                  BRANCH, AS AGENT


                                By
                                  ----------------------------------
                                  Title:


                                By
                                  ----------------------------------
      Title:

                                                                      SCHEDULE I
                                                                      ----------


     Bank                Commitment
     ----                ----------
Deutsch Bank AG,          $25,000,000
New York Branch and/or
Cayman Islands Branch


                                                                       EXHIBIT A
                                                                       ---------



                          FORM OF NOTICE OF BORROWING
                          ---------------------------


                                                                          [Date]


Deutsche Bank AG,
 New York Branch, as Agent
31 West 52nd Street
New York, NY   10019

Attention:

Ladies and Gentlemen:

          The undersigned, ______________________ (the "Borrower"), refers to the Credit Agreement, dated as of August 30, 1996 (as amended from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Alco Standard Corporation, certain of its Subsidiaries, various Banks from time to time party thereto (the "Banks"), and you, as Agent for such Banks, and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03(a) of the Credit Agreement:

            (i)   The Business Day of the Proposed Borrowing is __________,
     19__./ /

/ /  Shall be a Business Day at least three Business Days after the date hereof.

            (ii) The Type of Loan of the Proposed Borrowing is a [Eurocurrency Loan]/[Quoted Rate Loan].

            (iii) The Loan Currency of the Proposed Borrowing is ______________.

            (iv)  The aggregate principal amount of the Proposed Borrowing is
     _________________.

            (v) The [Interest Period]/[term] for the Proposed Borrowing is _______ [month(s)] [year(s) and _____ days].

          The undersigned hereby certifies that the following statements are
     true on                                                         the date
     hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties of the Borrower set forth in the Credit Agreement are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,


                              [BORROWER]


                              By
                                ------------------------------------
                                Title:

                                                                       EXHIBIT B
                                                                       ---------



                       FORM OF NOTE ISSUED BY THE COMPANY
                       ----------------------------------


[Amount]  New York, New York
                                                                          , 19
                                                              ------------    --


          FOR VALUE RECEIVED, ALCO STANDARD CORPORATION, an Ohio corporation (the "Borrower"), hereby promises to pay to the order of __________ or its registered assigns (the "Bank"), in lawful money of the United States of America and/or other applicable jurisdictions, in immediately available funds, at the office of Deutsche Bank AG, New York Branch (the "Agent"), located at 31 West 52nd Street, New York, NY 10019, on the Maturity Date the principal sum of _____________ dollars or its equivalent in U.S. Dollars and/or other applicable Loan Currency, or, if less, the then unpaid principal amount of the Loans initially evidenced by this Note and made by the Bank pursuant to the Agreement. The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Section 2.07 of the Agreement.

          This Note is one of the Notes referred to in the Credit Agreement, dated as of August 30, 1996, among the Borrower, certain of its Subsidiaries, the financial institutions from time to time party thereto (including the Bank) and Deutsche Bank AG, New York Branch (the "Agent") (as amended, modified or supplemented from time to time, the "Agreement"; capitalized terms used herein and not otherwise defined herein having the respective meanings given to such terms in the Agreement), and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                         ALCO STANDARD CORPORATION


                         By
                            -------------------------------
                            Title:


               Principal                   Date of Repayment Principal Amount
Date of Loan Amount of Loan Loan Currency           of Loan        of Loan
------------ -------------- -------------      -----------------  --------
Repaid   Notation Made By
-------  ----------------



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT C
                                                                       ---------

                 FORM OF NOTE ISSUED BY A BORROWING SUBSIDIARY
                 ---------------------------------------------


[Amount]  New York, New York
                                                                          , 19
                                                              ------------    --


          FOR VALUE RECEIVED, _______________________________________, a
[jurisdiction] corporation (the "Borrower"), hereby promises to pay to the order of __________ or its registered assigns (the "Bank"), in lawful money of the United States of America and/or other applicable jurisdictions, in immediately available funds, at the office of Deutsche Bank AG, New York Branch (the "Agent"), located at 31 West 52nd Street, New York, NY 10019, on the Maturity Date the principal sum of _____________ dollars or its equivalent in U.S. Dollars and/or other applicable Loan Currency, or, if less, the then unpaid principal amount of the Loans initially evidenced by this Note and made by the Bank pursuant to the Agreement. The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at such office from the date hereof until paid at the rates and at the times provided in Section 2.07 of the Agreement.

          This Note is one of the Notes referred to in the Credit Agreement, dated as of August 30, 1996, among Alco Standard Corporation (the "Company"), certain of its Subsidiaries (including the Borrower), the financial institutions from time to time party thereto (including the Bank) and Deutsche Bank AG, New York Branch (the "Agent") (as amended, modified or supplemented from time to time, the "Agreement"; capitalized terms used herein and not otherwise defined herein having the respective meanings given to such terms in the Agreement), and is entitled to the benefits thereof, including, without limitation, the guaranty of the Company provided in Section 11 thereof. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part.

          In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                         [BORROWER]


                         By
                           --------------------------------
                          Title:


               Principal                    Date of Repayment   Principal Amount
Date of Loan Amount of Loan Loan Currency        of Loan             of Loan
------------ -------------- -------------   -----------------       --------
Repaid   Notation Made By
-------  ----------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D
                                                                       ---------



          [LETTERHEAD OF ALCO STANDARD GENERAL COUNSEL APPEARS HERE]


                                                                [Effective Date]


To the Agent and each of the Banks
party to the Credit Agreement referred to below

Ladies and Gentlemen:

          As General Counsel to Alco Standard Corporation, an Ohio corporation (the "Company"), I have served as counsel to the Company in connection with the execution and delivery of the Credit Agreement, dated as of August 30, 1996 (the "Credit Agreement"), among the Alco Standard Corporation, certain of its Subsidiaries, the Banks from time to time party thereto (the "Banks") and Deutsche Bank AG, New York Branch, as Agent, and the transactions contemplated thereby. This opinion is delivered to you at the request of the Company pursuant to Section 5.01 of the Credit Agreement. Unless otherwise indicated, capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination I have assumed the genuineness of all signatures (other than as to the Company or any of its Subsidiaries), the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact not independently verified by me I have relied, to the extent I deemed appropriate, upon representations and certificates of officers of the Company and each of its Subsidiaries, public officials and other appropriate persons.

          Based upon the foregoing, I am of the opinion that:

          1. Each of the Company and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

          2. The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of, and has taken all necessary corporate action to authorize the execution, delivery and performance of, the Credit Agreement. The Company has duly executed the Credit Agreement. Each Borrower Subsidiary has the corporate power and authority to execute, deliver and carry out the terms and provisions of any Note or Borrower Subsidiary Agreement subsequently executed by such Borrower Subsidiary.

          3. The Credit Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          4. None of the execution, delivery or performance by the Company of the Credit Agreement, the compliance by it with the terms and provisions thereof or the consummation of the transactions contemplated therein, (i) will contravene any applicable pro vision of any law, statute, rule or regulation (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or pro visions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of any charter document of the Company or any of its Subsidiaries.

          5. No order, consent, approval, license, authorization or validation of, filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, or any other third party (except as have been obtained or made prior to the date hereof), is required to authorize, or is required in connection with, (i) the execution, delivery and performance of the Credit Agreement by the Company or
(ii) the legality, validity, binding effect or enforceability against the Company of the Credit Agreement.

          6. There are no actions, suits or proceedings pending or, to the best of my knowledge, threatened (i) with respect to the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect or (ii) against the Company or any of its Subsidiaries with respect to the Credit Agreement or the transactions contemplated thereby and there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the rights or remedies of any Bank or the Agent under the Credit Agreement or on the ability of the Company to perform its obligations to any Bank or the Agent under the Credit Agreement.

          7. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          8. Neither the Company nor any of its Subsidiaries is not a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          This opinion is being furnished only to the addressees and is solely for their benefit and the benefit of their participants and assigns in connection with the above transaction. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                         Very truly yours,

                                                                       EXHIBIT E
                                                                       ---------



                        FORM OF SECRETARY'S CERTIFICATE
                        -------------------------------


          I, the undersigned, [Chairman/President/Vice
President/Finance/Controller] of [Borrower], a corporation organized and existing under the laws of ___________ (the "Borrower"), do hereby certify on behalf of the Borrower that:

          1. This Certificate is furnished pursuant to the Credit Agreement, dated as of August 30, 1996, among Alco Standard Corporation, certain of its Subsidiaries, the Banks from time to time party thereto and Deutsche Bank AG, New York Branch, as Agent (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

          2. The following named individuals are elected officers of the Borrower, each holds the office of the Borrower set forth opposite his or her name and has held such office since __________, 19__./ / The signature written opposite the name and title of each such officer is his or her genuine signature.

/ / Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.


Name/ /     Office  Signature
----------  ------  ---------



/ /  Include name, office and signature of each officer who will sign any Credit
---
     Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

          3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation/ / of the Borrower, as filed in the Office of the Secretary of State of __________/ / on ___________, 19__, together with all amendments thereto adopted through the date hereof.

/ /  Revise as appropriate for the relevant Borrower.
/ /  Revise as appropriate for the relevant Borrower.


          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws/ / of the Borrower which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__./ /

/ /  Revise as appropriate for the relevant Borrower.
/ / Insert date on or prior to the date of the initial action taken by the Borrower with respect to any Credit Document.


          5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Borrower] [by a meeting of the Board of Directors of the Borrower at which a quorum was present and acting throughout],/ / and such resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors/ / of the Borrower which deal with the execution, delivery or performance of any Credit Document to which the Borrower is party./ /

/ /  Revise as appropriate for the relevant Borrower.
/ /  Revise as appropriate for the relevant Borrower.
/ / Revise this paragraph as appropriate if a form of corporate authorization other than the adoption of specific authorizing resolutions has been used.


          6. On the date hereof, all of the applicable conditions set forth in Sections 5.02, 5.03, 5.04, 5.05 and 6.01 of the Credit Agreement have been satisfied.

          7. On the date hereof, the representations and warranties contained in the Credit Agreement with respect to the Borrower are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date here of and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          8. On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

          9. As of the date hereof, nothing has occurred which has or could reasonably be expected to have a material adverse effect on the rights or remedies of the Agent or any of the Banks under or with respect to the Credit Agreement.

          10. There is no proceeding that has been instituted or is currently taking place for the dissolution or liquidation of the Borrower or threatening the existence of the Borrower.


          IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 19__.

                              [BORROWER]



                              ------------------------------
                              Name:
                              Title:



          I, the undersigned, [Secretary/Assistant Secretary] of the Borrower, do hereby certify on behalf of the Borrower that:

          1. [Name of Person making above certifications] is the duly elected and qualified [Chairman/President/Vice President/Finance/Controller] of the Borrower and the signature above is [his] [her] genuine signature.

          2. The certifications made by [name of Person making above certifications] on behalf of the Borrower in Items 2, 3, 4, 5 and 10 above are true and correct.


          IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of _________, 19__.

                              [BORROWER]



                              ----------------------------
                              Name:
                              Title:

                                                                       EXHIBIT F
                                                                       ---------



                     FORM OF BORROWING SUBSIDIARY AGREEMENT
                     --------------------------------------



          BORROWING SUBSIDIARY AGREEMENT, dated as of __________, 19___, between ___________, a ________ corporation (the "New Borrower"), and ALCO STANDARD CORPORATION, an Ohio corporation (the "Company"), in favor of DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent, for the benefit of the Banks party to the Credit Agreement (as hereinafter defined). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company, certain of its Subsidiaries, various Banks from time to time party thereto (the "Banks") and Deutsche Bank AG, New York Branch, as Agent, have entered into a Credit Agreement, dated as of August 30, 1996 (as in effect from time to time, the "Credit Agreement");

          WHEREAS, pursuant to the Credit Agreement, the Banks have agreed, upon the terms and subject to the conditions therein set forth, to make Loans to the Company and to Subsidiaries of the Company which execute and deliver to the Agent a Borrowing Subsidiary Agreement;

          WHEREAS, the undersigned Subsidiary and the Company desire for the undersigned Subsidiary to become a Borrowing Subsidiary;


          NOW, THEREFORE, in consideration of the benefits accruing to each of the undersigned, including, with respect to the New Borrower, being able to borrow under the Credit Agreement upon the terms and subject to the conditions set forth therein, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned covenants and agrees as follows:

          1.  New Borrower's Obligations.  The New Borrower agrees that from and
              --------------------------
after the date of this Agreement it will be, and will be liable for the observance and performance of all obligations of, a Borrowing Subsidiary under the Credit Agreement (including as a Borrower thereunder), as the same may be amended from time to time, to the same extent as if it had been one of the original parties to the Credit Agreement.

          2.  Company's Obligations.  (a)  The Company represents to the Banks
              ---------------------
that the New Borrower is a Subsidiary of the Company.

          (b) The Company hereby covenants and agrees with each Bank that, so long as this Agreement shall remain in effect, the New Borrower shall continue to be a Subsidiary of the Company.

          (c) The Company acknowledges and agrees that from the date hereof the New Borrower will be a Borrowing Subsidiary under the Credit Agreement and that, as such, any borrowings made by the New Borrower pursuant to the Credit Agreement will constitute Borrowings. The Company also acknowledges and agrees that all Loans and other indebtedness of the New Borrower under the Credit Agreement shall be guaranteed by the Company pursuant to Section 11 thereof.

          3.  Miscellaneous.  (a)  If at any time no Loans are outstanding to
              -------------
the New Borrower and no amounts or other obligations are owed to the Agent or any Bank from the New Borrower, then this Agreement can be terminated by notice from the Company and the New Borrower to the Agent; otherwise, this Agreement may not be amended or terminated without the prior written consent of the Agent and the Required Banks.

          (b) Notices to the New Borrower under the Credit Agreement shall be made as follows:

               [Address]
               Attention:
                         -----------------------
               Telephone:
                         -----------------------
               Facsimile:
                         -----------------------

          (c) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.


                         [NEW BORROWER]

                         By
                           -------------------------------------------
                           Title:


                         ALCO STANDARD CORPORATION


                         By
                           -------------------------------------------
                           Title:


Accepted as of the date first
above written:

DEUTSCHE BANK AG, NEW YORK BRANCH,
 as Agent


By
  ----------------------------------------------
  Title:


By
  ----------------------------------------------
  Title:

                                                                       EXHIBIT G
                                                                       ---------



                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------

                                                            Date __________,
19__


          Reference is made to the Credit Agreement described in Item 1 of Annex I hereto (as such Credit Agreement may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Unless defined in Annex I hereto, terms defined in the Credit Agreement are used herein as therein defined. ___________ (the "Assignor") and __________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 4 of Annex I hereto, including, without limitation, all rights and obligations with respect to the Assigned Share of the Assignor's Commitment and of any outstanding Loans. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the outstanding Loans owing to the Assignee will be as set forth in Item 4 of Annex I hereto.

          2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statement, warranty or representation made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and
(c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any other Borrower or any of their respective Subsidiaries or the performance or observance by the Company, any other Borrower or any of their respective Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) confirms that it is an Eligible Transferee under
Section 12.04(b) of the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; [and] (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank[; and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty]/ /.

/ / Include if the Assignee is organized under the laws of a jurisdiction outside of the United States.


          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee and the receipt of the consent of the Borrowers to the extent required by Section 12.04(b) of the Credit Agreement, unless otherwise specified in Item 5 of Annex I hereto (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Agent, as of the Settlement Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (b) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (a) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I and (b) all Facility Fees (if applicable) on the Assigned Share of the Commitment at the rate specified in Item 7 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and, if applicable, Facility Fee to be paid by the Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Assumption Agreement, as of the date first above written, such execution also being made on Annex I hereto.

                              [NAME OF ASSIGNOR],
                               as Assignor


                              By____________________________________
                                Title:


                              [NAME OF ASSIGNEE],
                               as Assignee


                              By____________________________________
                                Title:

[Acknowledged and Agreed:

[BORROWER]


By____________________________________
 Title:


[BORROWER]


By____________________________________
 Title:                                                ]/ /

/ / The consents of the Borrowers are required for certain assignments pursuant to Section 12.04(b) of the Credit Agreement. If required, each Borrower should execute the Acknowledgement.

                                    ANNEX I
                                       TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT
                      -----------------------------------



1.   Name and Date of Credit Agreement:

     Credit Agreement, dated as of August 30, 1996, among Alco Standard Corporation, certain of its Subsidiaries, the Banks from time to time party thereto and Deutsche Bank AG, New York Branch, as Agent, as amended to the date hereof.


2.   Borrowers:  ______________________________

          ______________________________

          ______________________________



3.   Date of Assignment and Assumption Agreement:


4.   Assigned Share Amounts (as of date of Item #3 above):


                                                   Outstanding
                                                   Principal of
                                Total Commitment     Loans (U.S. $ Equivalent)
                                ----------------     -------------------------
a.  Aggregate Amount                    $__________   $_________

                      for all Banks

                  b.  Assigned Share    __________%   _________%

                  c.  Amount of         $__________   $_________
                      Assigned Share


     Assigned Share in Loan Currencies (as of date of Item #3 above):


 Borrower            Loan Amount                  Assigned Share
----------  -----------------------------  -----------------------------
            (in applicable Loan Currency)  (in applicable Loan Currency)

========================================================================


5.   Settlement Date:


6.                       Rate of Interest
     to the Assignee:    As set forth in Section 2.07 of the Credit Agreement
                         (unless
                         otherwise agreed to by the Assignor and the
Assignee)/ /

/ / The Borrower and the Agent shall direct the entire amount of the interest to the Assignee at the rate set forth in Section 2.07 of the Credit Agreement, with the Assignor and Assignee effecting the agreed upon sharing of the interest through payments by the Assignee to the Assignor.



7.                       Facility Fee:      As set forth in Section 3.01(a)
                         (unless otherwise agreed to by the Assignor and the Assignee)/ /

/ /  Insert "Not Applicable" in lieu of text if no portion of the Commitment is being assigned. Otherwise, the Borrowers and the Agent shall direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in
                         Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting the agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.



8.   Notice:

      ASSIGNOR:

      _____________________
      _____________________
      _____________________
      _____________________
        Attention:
        Telephone:
        Telecopier:
        Reference:

      ASSIGNEE:

      _____________________
      _____________________
      _____________________
      _____________________
        Attention:
        Telephone:
        Telecopier:
        Reference:


9.   Payment Instructions:

      ASSIGNOR:

      _____________________
      _____________________
      _____________________
      _____________________
        Attention:
        Reference:

      ASSIGNEE:

      _____________________
      _____________________
      _____________________
      _____________________
        Attention:
        Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]


By_______________________________   By______________________________
 Name:                                  Name:
 Title:                                 Title:

                    AMENDMENT NO. 1 TO THE CREDIT AGREEMENT
                    ---------------------------------------


          AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this "Amendment"), dated as of April 1, 1997, among IKON Office Solutions, Inc. (formerly known as Alco Standard Corporation, and referred to herein as the "Company"), IKON Office Solutions, S.A. (formerly known as Axion, S.A., and referred to herein as "IKON France"), IKON Office Solutions Europe PLC ("IKON U.K." and, together with the Company and IKON France, collectively referred to herein as the "Borrowers"), various banks (the "Banks") and Deutsche Bank AG, New York Branch, as agent (the "Agent"). All capitalized terms defined in the hereinafter defined Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.


                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the Borrowers, the Banks and the Agent entered into a Credit Agreement, dated as of August 30, 1996 (as in effect on the date hereof, the "Credit Agreement");

          WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

          1.  Amendment to the Credit Agreement.  The Commitment amount set
              ---------------------------------
forth opposite Deutsche Bank AG, New York Branch and Cayman Islands Branch, on
Schedule I to the Credit Agreement is hereby amended to $50,000,000.

          2.  Representations and Warranties.  In order to induce the Banks and
              ------------------------------
the Agent to enter into this Amendment, each Borrower hereby represents and warrants that:

          (a) no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment; and

          (b) as of the date hereof, after giving effect to this Amendment, all representations, warranties and agreements of the Borrower contained in the Credit Agreement will be true and correct in all material respects.

          3.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
              -------------
THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          4.  Agreement Not Otherwise Amended.  This Amendment is limited
              -------------------------------
precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Banks, the Agent or any of them may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any of the instruments or agreements referred to therein. Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect. Whenever the Credit Agreement is referred to in the Credit Agreement, any other Credit Document or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as modified hereby.

          5.  Counterparts.  This Amendment may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

IKON OFFICE SOLUTIONS, INC.


By
  -------------------------------
  Title:


IKON OFFICE SOLUTIONS, S.A.


By
  -------------------------------
  Title:

IKON OFFICE SOLUTIONS EUROPE PLC


By
  -------------------------------
  Title:


DEUTSCHE BANK AG, NEW YORK BRANCH
  AND CAYMAN ISLANDS BRANCH


By
  -------------------------------
  Title:


By
  -------------------------------
  Title:


DEUTSCHE BANK AG, NEW YORK BRANCH,
  AS AGENT


By
  -------------------------------
  Title:


By
  -------------------------------
  Title: